Amendment No. RI0470D

AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of May 12, 2009, between **FARM CREDIT SERVICES OF AMERICA, FLCA** ("Farm Credit") and **GREEN PLAINS SUPERIOR LLC, formerly known as SUPERIOR ETHANOL, L.L.C., Superior, Iowa** (the "Company").

BACKGROUND

Farm Credit and the Company are parties to a Master Loan Agreement dated March 15, 2007 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). Farm Credit and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:

1. Section 10(E) of the MLA is hereby amended and restated to read as follows:

SECTION 10. Negative Covenants. Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:

(E) Loans and Investments. Make any loan or advance to any person or entity, or purchase any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in any person or entity, or form or create any partnerships or joint ventures except trade credit extended in the ordinary course of business.

2. Section 10(K) of the MLA is hereby amended and restated to read as follows:

SECTION 10. Negative Covenants. Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:

(K) Dividends, Etc. Declare or pay any dividends, or make any distribution of assets to the owners, or purchase, redeem, retire or otherwise acquire for value any of its equity, or allocate or otherwise set apart any sum for any of the foregoing, except that the following distributions shall be permitted provided that the Company remains in compliance with all other loan covenants, terms and conditions on and after each such distribution and further provided that, on and after each such distribution, the Company shall have Working Capital equal to or greater than the minimum required under this Agreement or zero, whichever is higher:

(1) For each fiscal year of the Company, a distribution may be made to the Company's owners of up to 40% of the net profit (according to GAAP) for such fiscal year after receipt of the audited financial statements for the pertinent fiscal year, provided that the Company has been and will remain in compliance with all loan covenants, terms and conditions; and

(2) For each fiscal year of the Company, a distribution may be made to its owners in excess of 40% of the net profit for such fiscal year if the Company has made the required "Free Cash Flow" payment to Agent for such fiscal year as provided in the Construction and Term Loan Supplement dated March 15, 2007, and numbered RI0470T01 and any renewals, restatements and amendments thereof; and

(3) Effective beginning March 31, 2010, the Company may retire capital invested as cash in the Company by Green Plains Renewable Energy, Inc. after March 31, 2009, but only after receipt of audited financial statements for year-ended December 31, 2009, and further provided that, after any such retirement, the Company will remain at least $1,000,000.00 over the minimum net worth requirement then in effect hereunder.

3. Section 11(A) and (B) of the MLA is hereby amended and restated to read as follows:

SECTION 11. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:

(A) **Working Capital.** The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of current assets over current liabilities (both as determined in accordance with GAAP consistently applied) of not less than: (1) negative $5,500,000.00 from the date hereof through month ending February 28, 2010; (2) negative $5,000,000.00 from March 1, 2010 through month end November 30, 2010; (3) negative $3,500,000.00 from December 1, 2010 through month ending November 30, 2011; (4) $0.00 from December 1, 2011 through month ending November 30, 2012; and (5) $3,000,000.00 from December 1, 2012 and thereafter, except that in determining current assets, any amount available under the Construction and Revolving Term Loan Supplement hereto (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

(B) **Net Worth.** The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than: (1) $27,000,000.00 from the date hereof through month ending February 28, 2010; (2) $27,500,000.00 from March 1, 2010 through month ending May 31, 2010; (3) $28,000,000.00 from June 1, 2010 through month ending August 31, 2010; (4) $28,500,000.00 from September 1, 2010 through month ending November 30, 2010; (5) $29,000,000.00 from December 1, 2010 through month ending November 30, 2011; and (6) $32,000,000.00 from December 1, 2011 and thereafter.

4. A new Section 25 of the MLA is being added in its entirety and shall read as follows:

SECTION 25. Amendment Fee. In consideration of the amendment, the Company agrees to pay to CoBank on the execution hereof a fee in the amount of $15,000.00.

5. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA	GREEN PLAINS SUPERIOR LLC
By: ______________________	By: Ron B. Gillis
Title: ______________________	Title: EVP FINANCE, TREASURER

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA	GREEN PLAINS SUPERIOR LLC
By: ______________________	By: Ron B Gillis
Title: ______________________	Title: EVP FINANCE TREASURER